EXHIBIT B-2


                        NON-UTILITY MONEY POOL AGREEMENT

          This Non-Utility Money Pool Agreement (the "Agreement"), dated as of
           , 2000, is made and entered into by and CP&L Energy, Inc. (CP&L
-----------
Energy"), a North Carolina corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"), CP&L Services, a subsidiary service company of CP&L Energy (and administrative agent hereunder), and each of the other non-utility subsidiaries of CP&L Energy whose names appear on the signature pages hereof (each a "Party" and collectively, the "Parties").

                                   WITNESSETH:

          WHEREAS, the Parties desire to establish a Money Pool (the "Non-Utility Money Pool") to coordinate and provide for certain of their short-term cash and working capital requirements; and

          WHEREAS, the non-utility subsidiaries that will participate in the Non-Utility Money Pool (each a "Subsidiary" and collectively, the
"Subsidiaries") will from time to time have need to borrow funds on a short-term basis, and certain of the Parties will from time to time have funds available to loan on a short-term basis;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions contained herein, the Parties hereto agree as follows:

                                    ARTICLE I

                          CONTRIBUTIONS AND BORROWINGS

Section 1.01  Contributions to Non-Utility Money Pool.
              ---------------------------------------

          Each Party will determine each day, on the basis of cash flow projections and other relevant factors, in such Party's sole discretion, the amount of funds it has available for contribution to the Non-Utility Money Pool, and will contribute such funds to the Non-Utility Money Pool. The determination of whether a Party at any time has surplus funds to lend to the Non-Utility Money Pool or shall lend funds to the Non-Utility Money Pool will be made by an appropriate officer of such Party, or by a designee thereof, on the basis of cash flow projections and other relevant factors, in such Party's sole discretion. Each Party may withdraw any of its funds at any time upon notice to CP&L Services, as administrative agent of the Non-Utility Money Pool.


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Section 1.02  Rights to Borrow.
              ----------------

          Subject to the provisions of Section 1.04(c) of this Agreement, all short-term borrowing needs of the Subsidiaries will be met by funds in the Non-Utility Money Pool to the extent such funds are available. Each Subsidiary shall have the right to make short-term borrowings from the Non-Utility Money Pool from time to time, subject to the availability of funds and the limitations and conditions set forth herein and in the applicable orders of the Securities and Exchange Commission ("SEC"). Each Subsidiary may request loans from the Non-Utility Money Pool from time to time during the period from the date hereof until this Agreement is terminated by written agreement of the Parties; provided, however, that the aggregate amount of all loans requested by any Subsidiary hereunder shall not exceed the applicable borrowing limits set forth in applicable orders of the SEC and other regulatory authorities, resolutions of such Subsidiary's Board of Directors or similar governing body, such Subsidiary's governing corporate documents, and agreements binding upon such Subsidiary. No loans through the Non-Utility Money Pool will be made to, and no borrowings through the Non-Utility Money Pool will be made by, CP&L Energy.

Section 1.03  Source of Funds.
              ---------------

          (a) Funds will be available through the Non-Utility Money Pool from the following sources for use by the Subsidiaries from time to time: (i) surplus funds in the treasuries of Subsidiaries, (ii) surplus funds in the treasury of CP&L Energy, and (iii) proceeds from bank borrowings and/or commercial paper sales by the Parties ("External Sources"). Funds will be made available from such sources in such order as CP&L Services, as administrator of the Non-Utility Money Pool, may determine will result in a lower cost of borrowing to companies borrowing from the Non-Utility Money Pool, consistent with the individual borrowing needs and financial standing of the Subsidiaries providing funds to the Non- Utility Money Pool.

          (b) Borrowing Subsidiaries will borrow pro rata from each lending Party in the proportion that the total amount loaned by such lending Party bears to the total amount then loaned through the Non-Utility Money Pool. On any day when more than one fund source (e.g., surplus treasury funds of CP&L Energy and any Subsidiary ("Internal Sources") and funds from External Sources), with different rates of interest, is used to fund loans through the Non-Utility Money Pool, each borrowing Subsidiary will borrow pro rata from each such funding source in the Non-Utility Money Pool in the same proportion that the amount of funds provided by that funding source bears to the total amount of short-term funds available to the Non-Utility Money Pool.

Section 1.04  Authorization.
              -------------

          (a) Each loan shall be authorized by the lending Party's chief financial officer or treasurer, or by a designee thereof.

          (b) CP&L Services, as administrator of the Non-Utility Money Pool, will provide each Party with periodic activity and cash accounting reports that


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include, among other things, reports of cash activity, the daily balance of loans outstanding and the calculation of interest charged.

          (c) All borrowings from the Non-Utility Money Pool shall be authorized by the borrowing Subsidiary's chief financial officer or treasurer, or by a designee thereof. No Subsidiary shall be required to effect a borrowing-through the Non-Utility Money Pool if such Subsidiary determines that it can (and is authorized to) effect such borrowing at lower cost directly from banks or through the sale of its own commercial paper.

Section 1.05  Interest.
              --------

          The daily outstanding balance of all loans to any Subsidiary shall accrue interest as follows:

          (a) If only Internal Funds comprise the daily outstanding balance of all loans outstanding during a calendar month, the interest rate applicable to such daily balances shall be the rates for high-grade unsecured 30-day commercial paper of major corporations sold through dealers as quoted in The Wall Street Journal (the "Average Composite").

          (b) If only External Funds comprise the daily outstanding balance of all loans outstanding during a calendar month, the interest rate applicable to such daily outstanding balances shall be the lender's cost for such External Funds or, if more than one Party had made available External Funds at any time during the month, the applicable interest rate shall be a composite rate, equal to the weighted average of the costs incurred by the respective Parties for such External Funds.

          (c) In cases where the daily outstanding balances of all loans outstanding at any time during the month include both Internal Funds and External Funds, the interest rate applicable to the daily outstanding balances for the month shall be equal to the weighted average of (i) the cost of all Internal Funds contributed by Parties, as determined pursuant to Section 1.05
(a) of this Agreement, and (ii) the cost of all such External Funds, as determined pursuant to Section 1.05(b) of this Agreement.

          The interest rate applicable to Loans made by the Parties to the Non-Utility Money Pool under Section 1.03(a) of this Agreement shall be equal to the rate determined pursuant to subsection (a), (b) or (c), above, as applicable.

Section 1.06  Certain Costs.
              -------------

          The cost of compensating balances and fees paid to banks to maintain credit lines by Parties lending External Funds to the Non-Utility Money Pool shall initially be paid by the Party maintaining such line. A portion of such costs shall be retroactively allocated every month to the Subsidiaries borrowing such External Funds through the Non-Utility Money Pool in proportion to their respective daily outstanding borrowings of such External Funds.


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


Section 1.07  Repayment.
              ---------

          Each Subsidiary receiving a loan from the Non-Utility Money Pool hereunder shall repay the principal amount of such loan, together with all interest accrued thereon, on demand and in any event within 365 days of the date on which such loan was made. All loans made through the Non-Utility Money Pool may be prepaid by the borrower without premium or penalty.

Section 1.08  Form of Loans to Subsidiaries.
              -----------------------------

          Loans to Subsidiaries from the Non-Utility Money Pool shall be made as open-account advances, pursuant to the terms of this Agreement. A separate Promissory Note will not be required for each individual transaction. Instead, a promissory grid note evidencing the terms of the transactions shall be signed by the Parties to the transaction. Any such note shall: (a) be in substantially the form of the note attached hereto; (b) be dated as of the date of the initial borrowing; (c) mature on demand or on a date agreed by the Parties to the transaction, but in any event not later than one year after the date of the applicable borrowing; and (d) be repayable in whole at any time or in part from time to time, without premium or penalty.

                                   ARTICLE II

                       OPERATION OF NON-UTILITY MONEY POOL

Section 2.01  Operation.
              ---------

          Operation of the Non-Utility Money Pool, including record keeping and coordination of loans, will be handled by CP&L Services under the authority of the appropriate officers of the Parties. CP&L Services shall be responsible for the determination of all applicable interest rates and charges to be applied to advances outstanding at any time hereunder, shall maintain records of all advances, interest charges and accruals and interest and principal payments for purposes hereof, and shall prepare periodic reports thereof for the Parties. CP&L Services will administer the Non-Utility Money Pool on either an "at cost" basis or, in its sole discretion, on a different basis. Separate records shall be kept by CP&L Services for the Non-Utility Money Pool established by this Agreement and any other money pool administered by CP&L Serices.

Section 2.02  Investment of Surplus Funds in the Non-Utility Money Pool.
              ---------------------------------------------------------

          Funds not required for the Non-Utility Money Pool loans (with the exception of funds required to satisfy the Non-Utility Money Pool's liquidity requirements) will ordinarily be invested in one or more short-term investments, including (i) interest-bearing accounts with banks; (ii) obligations issued or guaranteed by the U.S. government and/or its agencies and instrumentalities, including obligations under repurchase agreements; (iii) obligations issued or guaranteed by any state or political subdivision thereof, provided that such obligations are rated not less than A by a nationally recognized rating agency;
(iv) commercial paper rated not less than A-1 by S&P or P-1 by Moody's, or their equivalent by a nationally recognized rating agency; (v) money market funds;


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(vi) bank certificates of deposit; (vii) Eurodollar funds; and (viii) such other investments as are permitted by Section 9(c) of the Act and Rule 40 thereunder.

Section 2.03  Allocation of Investment Earnings.
              ---------------------------------

          The interest income and other investment income earned by the Non-Utility Money Pool on loans and on investment of surplus funds will be allocated among the Parties in accordance with the proportion each Party's contribution of funds in the Non-Utility Money Pool bears to the total amount of funds in the Non-Utility Money Pool and the cost of any External Sources provided to the Non-Utility Money Pool by such Party. Interest and other investment earnings will be computed on a daily basis and settled once per month.

Section 2.04  Event of Default.
              ----------------

          If any Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Party seeking to adjudicate it bankrupt or insolvent, then CP&L Services, on behalf of the Non-Utility Money Pool, may, by notice to the Subsidiary, terminate the Non-Utility Money Pool's commitment to the Subsidiary and/or declare the principal amount then outstanding of, and the accrued interest on, the loans and all other amounts payable to the Non-Utility Money Pool by the Subsidiary hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Subsidiary.

                                   ARTICLE III

                                  MISCELLANEOUS

Section 3.01  Amendments.
              ----------

          No amendment to this Agreement shall be adopted except in a writing executed by a duly authorized officer of each Party.

Section 3.02  Legal Responsibility.
              --------------------

          Nothing herein contained shall render any Party liable for the obligations of any other Party hereunder and the rights, obligations and liabilities of the Parties are several in accordance with their respective obligations, and not joint.

Section 3.03  Rules for Implementation.
              ------------------------

          The Parties may develop a set of guidelines for implementing the provisions of this Agreement, provided that the guidelines are consistent with all of the provisions of this Agreement.


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Section 3.04  Governing Law.
              -------------

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina, without regard to the conflicts of laws provisions thereof.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each Party hereto as of the date first above written.

CP&L Energy, Inc.


By:
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CP&L Services


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Dated            , 2000
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